EXHIBIT 21.1

                               FRESH AMERICA CORP.
                         LIST OF SUBSIDIARY CORPORATIONS

                                 JANUARY 3, 1997

SUBSIDIARY                                         STATE OF INCORPORATION


Lone Star Produce Acquisition Corp.                       Texas


Fresh America Mail Order Services, Inc.                   Texas
(formerly Gourmet Trucking, Inc.)


Fresh America Fund Raising Services, Inc.                 Texas
(formerly Gourmet Processing, Inc.)


Plus Acquisition Corp.                                    Texas
d/b/a/ Produce Plus, Inc.